EXHIBIT 21

Matrix Service Company

Subsidiaries

Matrix Service Inc., an Oklahoma corporation

Matrix Service Industrial Contractors, Inc., an Oklahoma corporation

Matrix Service Inc. Canada, an Ontario, Canada corporation

Matrix Service Industrial Contractors Canada, Inc., a Delaware corporation

Matrix Service Industrial Contractors ULC, a Nova Scotia, Canada unlimited liability corporation

Matrix Service Canada ULC, an Alberta, Canada unlimited liability corporation

S.M. Electric Company, Inc., a New Jersey corporation

Matrix Service International, LLC, a Delaware limited liability company

Matrix Service Costa Rica, SRL, a Costa Rica entity

Matrix International Construction, LLC, an Oklahoma limited liability company

Matrix International Engineering, LLP, a Delaware limited liability partnership

Matrix International Bahamas Ltd, a Bahamas entity

MSE Puerto Rico, LLP, a Puerto Rico limited liability partnership

Matrix International Holding, LLC, a Delaware limited liability company

Matrix Construction, SRL, a Panama entity

MSE Engineering Services, Inc., a Delaware corporation

PDM Engineering Services, Inc., a Delaware corporation

EDC Engineering Services, Inc., a Delaware corporation